FIRST AMENDMENT TO PROMISSORY NOTE

This First Amendment to Promissory Note Dated October 1, 2019 is dated November 4, 2022 by and between Ira J. Gaines ("Gaines") and Immune Therapeutics, Inc., a Florida corporation ("IMUN"). Gaines and IMUN are referred to herein individually as a "Party" and collectively as the "Parties."

WHEREAS, Gaines made a loan to IMUN in the original principal amount of One Hundred Fifty Thousand Dollars and Zero Cents ($150,000.00) as reflected in a Promissory Note dated October 1, 2019, attached herein as "**Exhibit A**." (the "Note");

WHEREAS, IMUN defaulted on its payment obligations on the Note;

WHEREAS, Gaines filed suit against IMUN in that certain action styled "Gaines v. Immune Therapeutics, Inc., Maricopa County Superior Court Case No. CV2022-050307 (the "Litigation");

WHEREAS, the Parties wish to resolve the dispute between them regarding IMUN's default on the Note and to dismiss the Litigation on the terms set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. **Extension of Maturity Date of Note**. The Parties hereby agree that the maturity date of the Note is extended to September 1, 2023 (the "Extended Maturity Date").

2. **Payment of Accrued Interest**. The Parties agree that the accrued, unpaid interest on the Note as of October 31, 2022, with penalties, is $76,910.96 (the "Accrued Interest"). IMUN shall pay a portion of the Accrued Interest by making a lump sum payment of Sixty Thousand Dollars ($60,000.00) to Gaines no later than January 13, 2023. The remainder of the interest will be paid through the issuance of IMUN Common Stock at the conversion price of $.50 per share for a total of 33,822 shares (the "Shares"). IMUN shall issue the Shares to Gaines within 10 business days of the date of this Amendment.

3. **Continuing Interest**. The One Hundred Fifty Thousand Dollar ($150,000.00) principal balance of the Note as of October 31, 2022 shall continue to bear fixed interest at a rate of Fifteen Percent (15%) simple interest per annum from Oct 31, 2022 through the Extended Maturity Date. IMUN shall pay the continuing interest on the Note quarterly through the issuance of shares of IMUN common stock at a conversion price of whichever is lower (i) $.50 or (ii) the average stock price from the previous 30 days of the issuance, (the "Continuing Interest Shares"). Issuances will be done within 10 business days of the following schedule:

Date	Payment amount (to be issued in IMUN shares)
Jan 31, 2023	$5812.50
April 30, 2023	$5812.50
July 31, 2023	$5812.50
Oct 31, 2023	$5812.50

4. **<u>All Other Terms of Note</u>**. Except as expressly stated herein, all of the terms of the Note shall remain in full force and effect.

5. **<u>Dismissal of Litigation</u>**. Once IMUN has issued the Shares in accordance with Paragraph 2 above, Gaines, through his counsel, shall file a Notice of Dismissal dismissing the Litigation without prejudice with each party to bear their own attorneys' fees and costs.

IRA J. GAINES

____
Ira J. Gaines

IMMUNE THERAPEUTICS, INC.

DocuSigned by:

By: 419F2EDE4DAD439...

Its: Chief Operating Officer

Exhibit A – Promissory Note

PROMISSORY NOTE

DATE:	October 1, 2019
MAKER:	Immune Therapeutics, Inc. 2431 Aloma Avenue, #124 Winter Park, FL 32789
PAYEE:	Ira J. Gaines 7000 N. 16th Street, Suite 120, #503 Phoenix, Arizona 85020-5547
PRINCIPAL AMOUNT OF NOTE:	$150,000.00

FOR VALUE RECEIVED, Maker promises and agrees to pay to Payee at the mailing address of Payee, or at such other place as Payee or any other holder hereof (collectively, the "Holder") may from time to time designate, the principal sum of One Hundred Fifty Thousand Dollars and Zero Cents ($150,000.00) with interest, as follows:

1. Interest Rate/Payments. Commencing on October 1, 2019 and continuing for so long as any portion of the principal amount of this Note is outstanding, the unpaid principal due under this Note shall accrue fixed interest at a rate of Fifteen Percent (15%) per annum. Beginning on January 15, 2020 and on the 15th day of each month thereafter for the term of this Note, Maker shall make monthly interest-only payments in the amount of Eighteen Hundred and Seventy-Five Dollars ($1,875.00). Maker shall pay the $150,000.00 principal amount of this Note plus all accrued but unpaid interest on the Maturity Date.

2. Maturity Date. The Note shall mature and all unpaid principal together with any accrued but unpaid interest shall become due and payable in full on April 30, 2021 (the "Maturity Date").

3. Legal Limits.

(a) Maker agrees to an effective rate of interest which is the rate stated herein plus any additional rate of interest resulting from any other payments in the nature of interest, including without limitation, any fees or other charges to the extent that such charges may be deemed includable in interest for any purpose.

(b) All agreements between Maker and Payee are hereby expressly limited so that in no event whatsoever, whether by reason of deferment in accordance with this Note or under any agreement or by virtue of acceleration of maturity of the obligation evidenced by this Note, or otherwise, shall the amount paid or agreed to be paid to Payee for the advance, use, forbearance or detention of the money represented by this Note or to compensate Payee for damages to be suffered by reason of a late payment or default under this Note, exceed the maximum permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Note, or of any provision in the security for this Note at the time performance of such provision

shall be due, shall involve exceeding the limit of validity prescribed by law, from the date of this Note, the obligations to be fulfilled shall be reduced to the limit of such validity. This provision shall never be superseded or waived and shall control every other provision of all agreements between Maker and Payee.

(c) Maker represents and acknowledges that this is a business loan and will be utilized for business purposes.

4. Late Charge. In the event that Maker fails to make any payment of principal and/or interest within ten (10) calendar days of the due date for the same, then in addition to such payment due, Maker shall be obligated to pay a late payment charge to Payee in the amount of five percent (5%) of the delinquent principal and/or interest payment (the "Late Charge").

5. Form of Payments. Principal and interest shall be payable in lawful money of the United States of America in immediately available funds.

6. Events of Default and Remedies.

(a) The existence or occurrence of the following events shall constitute an event of default ("Event of Default") under this Note: (i) the failure by Maker to make any payment of principal, interest, or any other cost or expense due under this Note in accordance with the terms of this Note; (ii) the occurrence of any default under the Security Agreement and/or the Unconditional Guarantee of even date herewith; (iii) the occurrence of any default under any other loan agreements or promissory notes to which Maker is a party, (iv) the filing of bankruptcy or assignment for the benefit of creditors by Maker; or (v) if any representation or warranty made by Maker to Payee is materially false or misleading.

(b) Upon the occurrence of any Event of Default: (i) the entire unpaid principal balance, any unpaid accrued interest, and any other amounts owing under this Note shall, at the option of the Holder and without further notice or demand of any kind to Maker or any other person, immediately become due and payable; and (ii) the Holder shall have and may exercise any and all rights and remedies available at law or in equity and any and all rights and remedies provided in any security for this Note under the terms of the loan agreement, security agreement or other loan documents executed in connection herewith.

(c) The remedies of the Holder, as provided in this Note and in any security for this Note, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of the Holder, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of any right, remedy or recourse, such waiver or release to be effected only through a written document executed by the Holder. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

7. Attorneys' Fees in the Event of Collection. In the Event of Default under this Note or in the event the Holder seeks legal advice in order to enforce the provisions

of this Note after an Event of Default, Maker agrees to pay Holder's reasonable attorneys' fees. If any action is brought to enforce or interpret the provisions of this Note, the prevailing party shall be entitled to an award of its reasonable attorneys' fees.

8. Governing Law, Jurisdiction and Severability. This Note is made pursuant to and shall be construed, governed and enforced under the laws of the State of Arizona without regard to any conflict of law provisions. Exclusive jurisdiction and venue over any legal action brought by any of the parties hereto relating in any way to the terms of this Note, the related Security Agreement of even date herewith, and/or the related Unconditional Guarantee of even date herewith, shall reside in the state and federal courts located in Maricopa County, Arizona, and Maker and Guarantors hereby consent to such exclusive jurisdiction and venue. If any provision of this Note or any security for this Note is construed or interpreted by a court of competent jurisdiction to be void, invalid or unenforceable, such decision shall affect only those provisions so construed or interpreted and shall not affect the remaining provisions of this Note or any security for this Note.

9. Time of Essence. Time is of the essence regarding Maker's obligation with respect to this Note.

10. Payment Without Offset. Principal and accrued interest shall be paid without deduction or offset.

11. Calendar Days. Unless otherwise provided in this Note to the contrary, calendar days, and not business days, shall be used in calculating any time periods set forth in this Note.

12. Notices. Any notices which any party may be required, or may desire, to give, unless otherwise specified, shall be in writing and shall be (a) hand-delivered, effective upon receipt, (b) transmitted by telecopier, effective upon receipt, with the original mailed the same date by first class mail, postage prepaid, (c) sent by United States Express Mail or by private overnight courier, effective upon receipt, or (d) served by certified mail, postage prepaid, return receipt requested and addressed to such party at the addresses set forth above, or to such other address(es) or addressee(s) as the party to be served with notice may have furnished in writing to the other party, effective three (3) days after mailing.

13. Assignment. Payee or any other Holder of this Note may assign all or a portion of its rights, title and interest in this Note and security to any person, firm, corporation or other entity without the consent of Maker.

14. Relationship. The relationship of the parties hereto is that of borrower and lender and it is expressly understood and agreed that nothing contained in this Note or in any security for this Note shall be interpreted or construed to make Maker and Payee partners, joint venturers or participants in any other legal relationship except that of borrower and lender. Maker represents that this is a business loan, not a loan for personal or household purposes and that all of the proceeds of the loan shall be used exclusively for business purposes.

15. Waiver. Except as otherwise expressly provided to the contrary in this Note, or other loan documents relating to this Note, Maker for itself and for its successors,

transferees and assigns and all guarantors, endorsers and signers, hereby waives all valuation and appraisement privileges, presentment and demand for payment, protest, notice of protest and nonpayment, dishonor and notice of dishonor, bringing of suit, lack of diligence or delays in collection or enforcement of this Note and notice of the intention to accelerate, the release of any party liable, the release of any security for this Note, the taking of any additional security and any other indulgence or forbearance. Maker agrees that this Note and any or all payments coming due hereunder may be extended or renewed from time to time without in any way affecting or diminishing Maker's liability under this Note. The acceptance by Holder of a partial amount of a payment due from Maker to Holder under this Note shall not constitute a waiver of the requirement of Maker to make a full payment to Holder, and shall not constitute a waiver by Holder of the time of the essence provision of this Note.

16. Headings. The subject headings of the paragraphs of this Note are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

17. Entire Agreement. This Note and the documents and papers executed in accordance therewith constitute the entire transaction between the parties hereto, and there have been no representations, warranties, covenants, or conditions except those specified in such documents and in the documents and papers executed in accordance therewith.

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which, when taken together, shall constitute one and the same instrument.

19. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, and assigns, except as otherwise expressly provided herein.

20. Capacity to Execute. By affixing her signature hereto, Noreen Griffin represents and warrants that she has the capacity to execute this Note on behalf of each Maker, and that execution of this Note does not breach any existing contract, agreement, promissory note, or other obligation of either Maker.

IN WITNESS WHEREOF, Maker has duly executed this Note as of the day and year first above written.

IMMUNE THERAPEUTICS, INC.:

By: ______________________________

Noreen McGurrin Griffin

Its: ______________________________

Former Chief Executive Officer and authorized to make this settlement on behalf of the Immune Therapeutics, Inc

DocuSign

Certificate Of Completion

Envelope Id: 97DB55501CFB4C448D7B03DA9120047A — Status: Completed

Subject: Complete with DocuSign: First Amendement to IMUN $150K Note - Final.DOCX, 2019 1001 IMUN Gaines...

Source Envelope:

Document Pages: 8	Signatures: 1	Envelope Originator:
Certificate Pages: 1	Initials: 0	Kelly Wilson
AutoNav: Enabled		14 Oakfield Way
EnvelopeId Stamping: Enabled		nil
Time Zone: (UTC-08:00) Pacific Time (US & Canada)		Pittsford, NY 14534
		kelly.wilson@biostax.net
		IP Address: 107.145.237.71

Record Tracking

Status: Original 11/4/2022 12:37:28 PM	Holder: Kelly Wilson kelly.wilson@biostax.net	Location: DocuSign

Signer Events	Signature	Timestamp
Kelly Wilson kelly.wilson@immunetherapeutics.com Chief Operating Officer Security Level: Email, Account Authentication (None)	 Signature Adoption: Uploaded Signature Image Using IP Address: 107.145.237.71	Sent: 11/4/2022 12:40:44 PM Viewed: 11/4/2022 12:41:18 PM Signed: 11/4/2022 12:41:25 PM

Electronic Record and Signature Disclosure:
Not Offered via DocuSign

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Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	11/4/2022 12:40:44 PM
Certified Delivered	Security Checked	11/4/2022 12:41:18 PM
Signing Complete	Security Checked	11/4/2022 12:41:25 PM
Completed	Security Checked	11/4/2022 12:41:25 PM

Payment Events	Status	Timestamps

4. **<u>All Other Terms of Note</u>**. Except as expressly stated herein, all of the terms of the Note shall remain in full force and effect.

5. **<u>Dismissal of Litigation</u>**. Once IMUN has issued the Shares in accordance with Paragraph 2 above, Gaines, through his counsel, shall file a Notice of Dismissal dismissing the Litigation without prejudice with each party to bear their own attorneys' fees and costs.

IRA J. GAINES

____
Ira J. Gaines

IMMUNE THERAPEUTICS, INC.

By: DocuSigned by: 449F26DB4DAD439...

Its: Chief Operating Officer